Exhibit 99.1

Contacts:	Jennifer Cook Williams
Vice President, Investor Relations
650-624-9600
investors@anesiva.com

ANESIVA ANNOUNCES THIRD QUARTER 2006 FINANCIAL RESULTS

Conference Call Today at 4:30 p.m. EST

SOUTH SAN FRANCISCO, CA., November 9, 2006 – Anesiva, Inc. (Nasdaq: ANSV) today reported financial results for the third quarter and nine months ended September 30, 2006.

“We are on the verge of achieving a significant milestone for Anesiva in that, this month, we will be filing a CTD / NDA (Common Technical Document / New Drug Application) with the FDA for approval of our lead product candidate Zingo™ to treat pain associated with venous access procedures in children,” said John P. McLaughlin, chief executive officer of Anesiva.

“In addition, we continue to advance our portfolio of pain management products. We received orphan drug status for 4975 for the treatment of interdigital neuroma, a highly painful foot condition, in patients who fail conservative treatments,” continued McLaughlin. “We also recently began clinical testing of our third pain product candidate with the start of a Phase 1 clinical trial of 1207, which has the potential to treat a number of pain conditions, including neuropathic pain.”

Third Quarter 2006 Financial Results

The third quarter of 2006 represents the third full quarter of combined financial results following the December 15, 2005 completion of our merger between Anesiva and AlgoRx Pharmaceuticals, Inc.

Total operating expenses in the third quarter of 2006 were $12.7 million, which includes $2.6 million of non-cash stock-based compensation, and in the third quarter of 2005 were $5.6 million. For the nine months ended September 30, 2006 operating expenses were $42.7 million, which includes $9.0 million of non-cash stock-based compensation, and for the nine months ended September 30, 2005 were $21.0 million. The increase in operating expenses primarily relates to the preparation of the CTD for Zingo, the company’s lead product candidate, a fast-acting, needle-free, local anesthetic; data gathering and analysis from multiple clinical trials for 4975, shown in clinical studies to provide site-specific, moderate-to-severe pain relief for several weeks following a single application; and the initiation a clinical trial of 1207, the company’s novel anesthetic for the treatment of neuropathic pain.

For the third quarter of 2006, the net loss was $11.9 million, or $0.59 loss per share. In the third quarter of 2005, the net loss was $5.4 million, or $4.76 loss per share. Common shares outstanding were 20.3 million shares at September 30, 2006. The net loss for the nine months ended September 30, 2006 was $40.3 million, or $2.04 loss per share, and for the nine months ended September 30, 2005, the net loss was $20.4 million or $18.06 per share.

As of September 30, 2006, cash, cash equivalents and short-term investments were $57.7 million compared to $67.1 million at June 30, 2006 and $94.9 million at December 31, 2005.

Financial Guidance for 2006

The company’s financial guidance remains unchanged for 2006 and is as follows:

•	Net loss for the full year of 2006 to be between $45 million and $50 million before non-cash stock-based compensation expense of $10 million to $12 million. The net loss, including all non-cash stock-based compensation expenses, for the full year of 2006 to be between $55 million and $62 million.

•	Cash, cash equivalents and short term investments balance ending 2006 of between $35 million and $40 million.

•	Revenue projections are not included in the company’s financial guidance for 2006.

Conference Call Details

Anesiva will conduct a webcast conference call with the investment community at 4:30 p.m. EST, today, November 9, 2006 to discuss the third quarter 2006 results and to review the company’s progress and future outlook. Interested parties can listen to the live audio webcast by dialing (800) 340-6289 (international dial: 706-634-1538) or by logging on to www.anesiva.com and going to the Investor Information page. For those unable to participate via the Internet, a 24-hour replay will be available for seven days after the call by dialing (800) 642-1687 (international dial: 706-645-9291) and giving the following pass code: 1251423. The webcast will be available until the company’s next quarterly financial results conference call.

About Anesiva and its Diverse Pipeline of Pain Products

Anesiva, Inc. is a late-stage biopharmaceutical company that seeks to be the leader in the development and commercialization of novel therapeutic treatments for pain. The company has three drug candidates in development for multiple pain-related indications, the most advanced of which, Zingo™, has completed Phase 3 clinical trials. The second product in the pipeline, 4975, has been shown to reduce pain after only a single administration for weeks to months in multiple settings in numerous mid-stage clinical trials for site-specific, moderate-to-severe pain. A third product, 1207, is currently being evaluated in a Phase 1 clinical trial as a topical local anesthetic. Anesiva is based in South San Francisco, CA. For more information about Anesiva’s leadership in the development of products for pain management, and an overview of the clinical challenges being addressed by its product candidates, go to www.anesiva.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include, without limitation, projected timing of product development and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: whether Anesiva can successfully develop new products and the degree to which these gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in Anesiva’s quarterly report on Form 10-Q for the quarter ended June 30, 2006 filed with the Securities and Exchange Commission.

Anesiva undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

~ Financial Statements to Follow ~

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Anesiva, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating expenses:
Research and development	$7,465	$3,329	$25,449	$12,832
General and administrative	5,237	2,308	17,216	8,158

Total operating expenses	12,702	5,637	42,665	20,990

Loss from operations	(12,702)	(5,637)	(42,665)	(20,990)
Interest and other income, net	815	197	2,413	614

Net loss	$(11,887)	$(5,440)	$(40,252)	$(20,376)

Basic and diluted net loss per common share	$(0.59)	$(4.76)	$(2.04)	$(18.06)

Shares used to compute basic and diluted net loss per common share	20,107	1,143	19,717	1,128

Stock-based compensation	$2,635		$9,010

Anesiva, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2006	December 31, 2005
	(unaudited)	(Note)
Assets
Cash, cash equivalents and short-term investments	$57,669	$94,913
Other current assets	1,198	1,464

Total current assets	58,867	96,377

Property and equipment, net	4,920	871
Other assets, non-current	634	669

Total assets	$64,421	$97,917

Liabilities and stockholders’ equity
Current liabilities	$4,778	$8,377
Long term obligations	16	—
Total stockholders’ equity	59,627	89,540

Total liabilities and stockholders’ equity	$64,421	$97,917

(Note): Derived from audited financial statements at that date.